Exhibit 10.45

                            EQUALIZATION BENEFIT PLAN

                             FOR PARTICIPANTS OF THE

                           UCAR CARBON RETIREMENT PLAN





                   (Restated as of May 7, 1996 with Amendments
                        Effective as of January 1, 1996)


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
                            EQUALIZATION BENEFIT PLAN

                             FOR PARTICIPANTS OF THE

                           UCAR CARBON RETIREMENT PLAN



                                     General
                                     -------

               This is an Equalization Benefit Plan for the participants of the UCAR Carbon Retirement Plan who retire, or who have retired, under the said Retirement Plan and the spouses of such participants.

               This Plan is completely separate from the UCAR Carbon Retirement Plan. Furthermore, this Plan is not funded for purposes of Title I of the Employee Retirement Income Security Act of 1974 or qualified for special tax treatment under the Internal Revenue Code. The purpose of this Plan is to restore retirement benefit payments to those participants, and to the spouses of such participants, who retire under the UCAR Carbon Retirement Plan, and whose retirement benefits are, or will be, reduced by the limitations imposed by
Section 415 of the Internal Revenue Code, of 1986, as from time to time amended.



                                    ARTICLE I
                                    ---------
               Any participant in the UCAR Carbon Retirement Plan (the "Retirement Plan") who retires or who has retired under the Retirement Plan, or such participant's spouse, shall be entitled to a benefit, payable hereunder in accordance with Article II of this Plan, equal to the excess, if any, of


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               (a) the amount of such participant's or surviving spouse's annual benefit under the Retirement Plan computed under the provisions of the Retirement Plan without regard to the limitations of Section 415 of the Internal Revenue Code, over

               (b) the amount of such participant's or surviving spouse's annual benefit actually payable for each year under the Retirement Plan computed under the provisions of the Retirement Plan and subject to the above mentioned limitations of Section 415 of the Internal Revenue Code.

               Benefits payable under this Plan shall be payable to a participant and the participant's spouse in the same manner and subject to all the same options, conditions, privileges and restrictions as are applicable to the benefits payable to a participant or to a spouse of a participant under the Retirement Plan.



                                   ARTICLE II
                                   ----------
               The benefits under this Plan shall become payable when a participant retires and begins to receive payments or to a retired participant or spouse receiving payments under the Retirement Plan, and shall be payable in the same manner and at the same time as the participant's or spouse's benefits under the Retirement Plan are paid. Notwithstanding the preceding sentence, for employees retiring after January 1, 1994, such employees may elect that their benefits under this Plan shall be paid in a lump sum payment as soon as administratively practical, but no earlier than January 1 of the calendar year immediately following such election. The lump sum payment shall be calculated using an interest rate and mortality table determined by the Organization and Compensation Committee of the


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Board of Directors of the  Corporation.  The  Corporation may amend or terminate this plan at any time, but any such amendment or termination shall not adversely affect the rights of any participant or spouse then receiving benefits under this Plan, or the rights of any employee who is eligible to receive a Vested Retirement Benefit under the Retirement Plan.

               Except to the extent required by law, no assignment of the rights and interests of a participant or spouse under this Plan will be permitted nor shall such rights be subject to attachment or other legal processes for debts. At all times the participant's or spouse's relationship to the Plan is that of an unsecured general creditor.

               The Corporation may satisfy all or any part of its obligation to provide benefits hereunder by purchasing, and distributing to a participant or spouse, an annuity from an insurance carrier to provide such benefits.




                                             UCAR CARBON COMPANY INC.




Dated:  May 7, 1996                          By:    /s/ Peter B. Mancino
                                                    ------------------------


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